OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                                                                 REPORT DATE:          6/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                    POOL REPORT #         9
REMITTANCE REPORT                                                                                       Page 1 of 6
REPORTING MONTH:                       May-01


                       Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------

Beginning                                                                       Ending           Scheduled
Principal          Scheduled     Prepaid         Liquidated      Pre-Funding    Principal        Gross                Servicing
Balance            Principal     Principal       Principal                      Balance          Interest             Fee
------------------------------------------------------------------------------------------------------------------------------------
239,637,542.71     (466,953.60)  (1,077,356.77)  (295,082.23)           0.00    237,798,150.11    2,402,164.49        199,697.95
====================================================================================================================================



Scheduled                                                Amount
Pass Thru           Liquidation                          Available for                             Total
Interest            Proceeds                             Distribution                              Distribution
--------------------------------------------------------------------------------------------------------------------------
2,202,466.54        172,141.99               0.00          4,118,616.85                0.00      4,118,616.85
==========================================================================================================================


                                      Certificate Account
---------------------------------------------------------------------------------------------------

  Beginning                Deposits                                  Investment        Ending
   Balance       Principal         Interest        Distributions      Interest         Balance
---------------------------------------------------------------------------------------------------

1,248,027.34    1,814,888.25       2,168,591.34    (4,994,957.06)       2,658.71      239,208.58
===================================================================================================


                         P&I Advances at Distribution Date
----------------------------------------------------------------------------------

         Beginning              Recovered            Current            Ending
          Balance               Advances            Advances           Balance
----------------------------------------------------------------------------------

        2,330,128.80         -2,330,128.80        2,547,017.66       2,547,017.66
==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                                                                REPORT DATE:           6/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT #          9
REMITTANCE REPORT                                                                                      Page 2 of 6
REPORTING MONTH:                                         May-01


Class B Crossover Test                                                                         Test Met?
---------------------------------------------------------------------------                    ---------------

(a) Remittance date on or after April 2005                                                           N


(b) Average 60 day Delinquency rate <=              5.5%                                             Y




(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                Apr. 2005 - Sept. 2006              7%                                               N
                Oct. 2006 - Sept. 2007              8%                                               N
                Oct. 2007 - Mar. 2009               9.5%                                             N
                April 2009 and After                10.5%                                            N


(e) Current realized loss ratio <=                  3.00%                                            Y

(f) Does subordinated cert. percentage equal or
     exceed                                         56.840%
     of stated scheduled pool balance

                Beginning M balances                                             41,323,000.00

                Beginning B balances                                             27,993,000.00

                Overcollateralization                                             7,997,938.14
                                                                           --------------------
                                                                                 77,313,938.14
                Divided by beginning pool
                balance                                                         239,637,542.71
                                                                           --------------------
                                                                                       32.263%       N
                                                                           ====================


Average 60 day delinquency ratio:


                            Over 60s           Pool Balance              %
                       ------------------------------------------------------------
Current Mo                  12,674,192.72         237,798,150.11       5.33%
1st Preceding Mo            10,642,336.78         239,637,542.71       4.44%
2nd Preceding Mo             8,674,616.76         242,199,644.25       3.58%
                                                      Divided by         3
                                                                 ------------------
                                                                       4.45%
                                                                 ==================


Cumulative loss ratio:

                        Cumulative losses             602,654.40
                                          -----------------------
Divided by Initial Certificate Principal          266,597,938.14      0.226%
                                                                 ==================




Current realized loss ratio:

                       Liquidation                 Pool

                             Losses              Balance
                       ------------------------------------------
Current Mo                     122,940.24         239,637,542.71
1st Preceding Mo               247,561.59         242,199,644.25
2nd Preceding Mo               117,406.75         244,597,851.39
                       ------------------------------------------
                               487,908.58         242,145,012.78
                                                                      0.806%
                                                                 ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                                                             REPORT DATE:              6/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                POOL REPORT #             9
REMITTANCE REPORT                                                                                   Page 3 of 6
REPORTING MONTH:                                           May-01



                                                    Delinquency Analysis

                                           31 to 59 days         60 to 89 days       90 days and Over         Total Delinq.
                No. of     Principal                Principal           Principal         Principal                  Principal
                Loans      Balance         #        Balance      #      Balance      #    Balance            #       Balance
                -----------------------------------------------------------------------------------------------------------------
Excluding Repos 6,612   233,199,891.09    221   7,096,732.58    89  3,036,046.18    139   5,153,767.50     449     15,286,546.26

          Repos   127     4,598,259.02      3     113,879.98     5    141,911.44    119   4,342,467.60     127      4,598,259.02
                -----------------------------------------------------------------------------------------------------------------

          Total 6,739   237,798,150.11    224   7,210,612.56    94  3,177,957.62    258   9,496,235.10     576     19,884,805.28
                =================================================================================================================

                                                                                                           8.5%             8.36%
                                                                                                       ==========================


                                                           Repossession Analysis
                   Active Repos                           Reversal       Current Month
                   Outstanding                          (Redemption)        Repos                Cumulative Repos
                         Principal                       Principal             Principal               Principal
                #        Balance             #            Balance      #       Balance         #       Balance
                -----------------------------------------------------------------------------------------------------------
Excluding Repos 127        4,598,259.02     -3      (   125,435.06)     32  1,013,441.21     187     6,221,864.60

          Repos


          Total

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                                                                  REPORT DATE:        6/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                     POOL REPORT #       9
REMITTANCE REPORT
REPORTING MONTH:                                             May-01                                      Page 4 of 6

REPOSSESSION LIQUIDATION REPORT

                                                    Liquidated                                                           Net
 Account  Customer                Principal           Sales           Insur.          Total         Repossession      Liquidation
 Number     Name                   Balance           Proceeds        Refunds         Proceeds         Expenses         Proceeds
----------------------------------------------------------------------------------------------------------------------------------
 0106427 JOSEPH MANIS              10,223.91           200.00           0.00           200.00           950.00           (750.00)
 2268522 HARLAN B MILTON           30,388.98        32,600.00           0.00        32,600.00         6,548.00         26,052.00
 2274538 LEE A FOURTH              21,348.43        21,900.00       1,327.33        23,227.33         6,227.00         17,000.33
 2277689 WILLIAM K STANLEY         26,141.16        23,500.00           0.00        23,500.00         6,275.00         17,225.00
 2283091 BENNIE DOUGLAS            27,993.09        28,900.00       1,085.53        29,985.53         5,570.00         24,415.53
 2301059 MICHAEL PARTIN            22,747.45        22,500.00           0.00        22,500.00         6,245.00         16,255.00
 2303824 BLONDELL PINCKNEY         52,526.51        49,400.00         505.90        49,905.90         9,460.00         40,445.90
 2322808 ALLAN MAGUIRE             59,885.15        32,000.00       2,527.03        34,527.03         1,940.00         32,587.03
 2279594 BRENDA L WARREN           43,827.55        32,000.00         869.66        32,869.66         5,570.00         27,299.66
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                                                                         0.00                               0.00
                                 -------------------------------------------------------------------------------------------------
                                  295,082.23       243,000.00       6,315.45       249,315.45        48,785.00        200,530.45
                                 =================================================================================================

                                            Net               Current
 Unrecov.          FHA Insurance         Pass Thru          Period Net      Cumulative
 Advances            Coverage            Proceeds           Gain/(Loss)     Gain/(Loss)
-------------------------------------------------------------------------------------------
   2,695.55                0.00           (3,445.55)         (13,669.46)
   3,783.36                0.00           22,268.64           (8,120.34)
   2,731.13                0.00           14,269.20           (7,079.23)
   2,913.16                0.00           14,311.84          (11,829.32)
   2,820.15                0.00           21,595.38           (6,397.71)
   2,356.14                0.00           13,898.86           (8,848.59)
   3,387.70                0.00           37,058.20          (15,468.31)
   3,131.15                0.00           29,455.88          (30,429.27)
   4,570.12                0.00           22,729.54          (21,098.01)
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
                                               0.00                0.00
------------------------------------------------------------------------
  28,388.46                0.00          172,141.99         (122,940.24)       (602,654.40)
===========================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                                                               REPORT DATE:           6/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                  POOL REPORT #          9
REMITTANCE REPORT
REPORTING MONTH:                                                  May-01                              Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL
                                                         Beginning           Beginning
Senior                          Original Certificate    Certificate     Principal Shortfall   Current Principal         Current
Certificates                          Balance             Balance           Carry-Over               Due             Principal Paid
-----------------------------------------------------------------------------------------------------------------------------------
A-1                               189,284,000.00       158,173,254.33               0.00         1,839,392.60         1,839,392.60







                                ---------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.  189,284,000.00       158,173,254.33               0.00         1,839,392.60         1,839,392.60
                                ===================================================================================================

                                                   Accelerated
      Ending Principal                              Principal                  Ending                               Principal Paid
      Shortfall Carry-                             Distribution             Certificate                               Per $1,000
            Over                                      Amount                  Balance              Pool Factor       Denomination
-------------------------                     --------------------------------------------------
                0.00                                  527,133.20             155,806,728.53         82.31373%           12.50251







-------------------------                     --------------------------------------------------
                0.00                                  527,133.20             155,806,728.53
=========================                     ==================================================



                                               Original        Beginning       Beginning               Current
Subordinate                                  Certificate      Certificate     Principal Shortfall     Principal       Current
Certificates                                    Balance         Balance         Carry-Over              Due         Principal Paid
                                             --------------------------------------------------------------------------------------
M-1                                           26,660,000.00    26,660,000.00           0.00                0.00              0.00
M-1 Outstanding Writedown                                               0.00

M-2                                           14,663,000.00    14,663,000.00           0.00                0.00              0.00
M-2 Outstanding Writedown                                               0.00

B-1                                           13,330,000.00    13,330,000.00           0.00                0.00              0.00
B-1 Outstanding Writedown                                               0.00

B-2                                           14,663,000.00    14,663,000.00           0.00                0.00              0.00
B-2 Outstanding Writedown                                               0.00

Excess Asset Principal Balance                 7,997,938.14    12,148,288.38
                                             --------------------------------------------------------------------------------------

Total Excluding Writedown Balances            77,313,938.14    81,464,288.38           0.00                0.00              0.00
                                             ======================================================================================

All Certificates Excluding Writedown
        Balances                             266,597,938.14   239,637,542.71           0.00        1,839,392.60      1,839,392.60
                                             ======================================================================================

                                                                                       Accelerated
                                             Ending Principal     Current              Principal              Ending
Subordinate                                  Shortfall Carry-     Writedown/           Distribution           Certificate
Certificates                                 Over                 (Writeup)            Amount                 Balance
                                             -----------------------------------------------------------------------------

M-1                                           0.00                 0.00                                     26,660,000.00
M-1 Outstanding Writedown                                          0.00                                              0.00

M-2                                           0.00                 0.00                                     14,663,000.00
M-2 Outstanding Writedown                                          0.00                                              0.00

B-1                                           0.00                 0.00                                     13,330,000.00
B-1 Outstanding Writedown                                          0.00                                              0.00

B-2                                           0.00                 0.00                                     14,663,000.00
B-2 Outstanding Writedown                                          0.00                                              0.00

Excess Asset Principal Balance                                                     (527,133.20)             12,675,421.58
                                             -----------------------------------------------------------------------------

Total Excluding Writedown Balances            0.00                 0.00            (527,133.20)             81,991,421.58
                                             =============================================================================

All Certificates Excluding Writedown Balances 0.00                 0.00                   0.00             237,798,150.11
                                             =============================================================================


                 Principal Paid
                   Per $1,000
Pool Factor       Denomination


 100.00000%            0.00000


 100.00000%            0.00000


 100.00000%            0.00000


 100.00000%            0.00000



OAKWOOD MORTGAGE INVESTORS, INC. 2000-C                                                              REPORT DATE:            6/7/01
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                 POOL REPORT #           9
REMITTANCE REPORT
REPORTING MO.         MONTH                         May-01                                           Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                          Current
                  Pass     Beginning Carry-                             Carry-Over                           Ending
Senior           Through    Over Priority        Current Priority    Priority Interest                     Carry-Over
Certificates      Rate     Interest Balance      Interest Accrual         Accrual              Paid          Balance
                --------------------------------------------------------------------------------------------------------
A-1             7.7200%               0.00          1,017,581.27              0.00         1,017,581.27            0.00








                        ------------------------------------------------------------------------------------------------

Total                                 0.00          1,017,581.27              0.00         1,017,581.27            0.00
                        ================================================================================================

                    Interest
                    Paid Per
Senior                1000               Total Class
Certificates      Denomination          Distribution
                ------------------------------------------
A-1                     5.37595          3,384,107.07








                                ----------------------

Total                                    3,384,107.07
                                ======================



                                                                               Current                                Ending
                     Pass         Beginning Carry-                           Carry-Over                             Carry-Over
Subordinate         Through        Over Priority      Current Priority    Priority Interest  Priority Interest   Priority Interest
Certificates         Rate         Interest Balance    Interest Accured         Accured              Paid              Balance
                    ---------------------------------------------------------------------------------------------------------------
M-1                    8.4900%            0.00          188,619.50              0.00           188,619.50                 0.00


M-2                    8.9000%            0.00          108,750.58              0.00           108,750.58                 0.00


B-1                    9.4200%            0.00          104,640.50              0.00           104,640.50                 0.00

B-2                   10.5000%            0.00          128,301.25              0.00           128,301.25                 0.00

X                                 4,630,184.88          650,073.44              0.00                 0.00         5,280,258.32

R                                         0.00                0.00              0.00                 0.00                 0.00

Service Fee            1.0000%            0.00          199,697.95              0.00           199,697.95                 0.00

Current Trustee Fees                                                                             4,500.00

                               ----------------------------------------------------------------------------------------------------
Total                             4,630,184.88        1,380,083.22              0.00           734,509.78         5,280,258.32
                               ====================================================================================================

 All Certificates                 4,630,184.88        2,397,664.49              0.00         1,752,091.05         5,280,258.32
                               ====================================================================================================



                        Beginning                      Current                       Ending       Interest
                       Carry-Over       Current      Carry-Over                    Carry-Over     Paid Per
Subordinate             Writedown      Writedown      Writedown      Writedown     Writedown        1000             Total Class
Certificates          Int. Balance   Int. Accrued   Int. Accrued   Interest Paid  Int. Balance  Denomination        Distribution
                      --------------------------------------------------------------------------------------------------------------
M-1                          0.00           0.00           0.00            0.00        0.00        7.07500          188,619.50


M-2                          0.00           0.00           0.00            0.00        0.00        7.41667          108,750.58


B-1                          0.00           0.00           0.00            0.00        0.00        7.85000          104,640.50

B-2                          0.00           0.00           0.00            0.00        0.00        8.75000          128,301.25

X                                                                                                                         0.00

R                                                                                                                         0.00

Service Fee                                                                                                         199,697.95

Current Trustee Fees                                                                                                  4,500.00

                      ----------------------------------------------------------------------               --------------------
Total                        0.00           0.00           0.00            0.00        0.00                         734,509.78
                      ======================================================================               ====================

 All Certificates            0.00           0.00           0.00            0.00        0.00                       4,118,616.85
                      ======================================================================               ====================


                                                         Cumulative X Interest Shortfall                          5,280,258.32
                                                         Cumulative Accelerated Prin. Disb.                      (4,677,603.92)
                                                                                                           --------------------
                                                         Cumulative Losses                                          602,654.40
                                                                                                           ====================